EXHIBIT 99.1

NEWS RELEASE
TO BUSINESS EDITOR

PEOPLES FINANCIAL SERVICES CORP. Declares Cash Dividend

Hallstead, PA/ October 1, 2012 – On October 1, 2012, the Board of Directors of Peoples Financial Services Corp. (OTCBB: PFIS) declared a quarterly dividend of $0.22 per share. The dividend, which is a 10.0% increase over the comparable quarter last year is payable November 15, 2012, to shareholders of record October 31, 2012.

Peoples Financial Services Corporation is the parent company of Peoples Neighborhood Bank (the “Bank”), an independent community bank serving Lackawanna, Wyoming and Susquehanna Counties in Pennsylvania and Broome County in New York through eleven offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of PNB Online Banking services by accessing the Company's website at http://www.peoplesnatbank.com. Peoples Wealth Management, a division of the Bank’s subsidiary Peoples Advisors LLC, provides investment advisory services to the general public. The Company's business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

SOURCE: Peoples Financial Services Corp.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570.879.2175 or scotts@peoplesnatbank.com

Co: Peoples Financial Services Corp.
St: Pennsylvania
In: Fin

Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company's Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.